EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 2, 2000, relating to the financial statements and financial statement schedules of Simpson
Manufacturing Co., Inc., which appears in Simpson Manufacturing Co., Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PRICEWATERHOUSECOOPERS LLP



San Francisco, California
July 5, 2000